EXHIBIT 99.2

TRIBUNE TO HOLD CONFERENCE CALL WITH LENDERS ON APRIL 17

CHICAGO, April 3, 2008—Tribune Company today announced that it will hold a conference call on April 17 at 1 p.m. CT (2 p.m. ET, 11 a.m. PT) to discuss progress at the company since going private last year and to provide an update on business trends in early 2008. The call date has been revised from the previously announced week of April 7 due to scheduling conflicts. The call will be hosted by Tribune’s Chairman and CEO, Sam Zell, who will be joined by other members of the company’s senior management team.

To access the call, dial 800/237-9752 (domestic) or 617/847-8706 (international) at least 10 minutes prior to the scheduled 1 p.m. start. The participant access code is 98553178. Replays of the conference call will be available April 17 through April 24. To hear the replay, dial 888/286-8010 (domestic) or 617/801-6888 (international) and use access code 21134213.

A live webcast will be accessible through www.tribune.com and through www.earnings.com. An archive of the webcast will be available April 17 through April 30.

TRIBUNE is America’s largest employee-owned media company, operating businesses in publishing, interactive and broadcasting. In publishing, Tribune’s leading daily newspapers include the Los Angeles Times, Chicago Tribune, Newsday (Long Island, N.Y.), The Sun (Baltimore), South Florida Sun-Sentinel, Orlando Sentinel and Hartford Courant. The company’s broadcasting group operates 23 television stations, Superstation WGN on national cable, Chicago’s WGN-AM and the Chicago Cubs baseball team. Popular news and information websites complement Tribune’s print and broadcast properties and extend the company’s nationwide audience.

MEDIA CONTACT:
Gary Weitman
VP/Corporate Communications
312/222-3394 (office)
gweitman@tribune.com